Registration No. ____________


                SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549
__________________________________________________________________

                          FORM S-8
                    REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933
____________________________________________________________________


             STRUCTURAL DYNAMICS RESEARCH CORPORATION
         (Exact name of issuer as specified in its Charter)

    Ohio                               31-0733928
(State of Incorporation)  (I.R.S. Employer Identification No.)

2000 Eastman Drive, Milford, Ohio          45150
(Address of Principal Executive Offices) (Zip Code)
___________________________________________________________________

   SDRC/CAMAX Systems, Inc. 1985 Incentive Stock Option Plan
                              and

   SDRC/CAMAX Systems, Inc. 1987 Non-Qualified Stock Option Plan
                              and

   SDRC/Point Control Co. 1987 Incentive Stock Option Plan
                              and

   SDRC/CAMAX Manufacturing Technologies, Inc. 1995 Long-Term
               Incentive and Stock Option Plan
                              and

   SDRC/CAMAX Manufacturing Technologies, Inc. 1995 Directors'
                         Stock Option Plan
                              and

   Structural Dynamics Research Corporation 1996 Directors'
                     Nondiscretionary Stock Plan

                      (Full Titles of the Plans)
_________________________________________________________________


                       John A. Mongelluzzo, Esq.
           Vice President, Secretary and General Counsel
             Structural Dynamics Research Corporation
                       2000 Eastman Drive
                        Milford, Ohio 45150
                         (513) 576-2400

     (Name, address, including zip code, and telephone number, including area code, of agent for service)

           ___________________________________________

                             Copy To:

                  Charles F. Hertlein, Jr., Esq.
                       Dinsmore & Shohl
                      1900 Chemed Center
                     255 East Fifth Street
                    Cincinnati, Ohio 45202
                       (513) 977-8200


Approximate date of proposed commencement of sales hereunder:
As soon as practicable after the effective date of this Registration
Statement.

              CALCULATION OF REGISTRATION FEE

Title of    Amount To Be Proposed  Proposed Maximum  Amount of
Securities  Registered   Maximum   Offering Price*   Registration
To Be                    Offering                    Fee
Registered               Price Per
                         Share
__________________________________________________________________
Common Stock, 1,175,168  $22.00     25,853,696       $8,915.05
no par value


* Pursuant to Rule 457(c) of Regulation C, the registration filing fee and the aggregate offering price shall be computed with respect to the maximum number of the Registrant's securities issuable under the plans covered by this Registration Statement based on the average of the high and low prices of Registrant's Common Stock reported on the Nasdaq National Market on June 28, 1996, a date within 5 business days prior to the date of filing of this Registration Statement.
                             PART I

          INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Part I of Form S-8 is set forth in a single document entitled "Prospectus" which constitutes a part of the Section 10(a) Prospectus to which this Registration Statement relates but which is not filed herewith.

                             PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

Structural Dynamics Research Corporation (the "Registrant") hereby states that the documents listed in (a) through (d) below are incorporated by reference in this Registration Statement, and further states that all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

(a) The Registrant's Annual Report on Form 10-K as amended on Form 10-K/A, Amendment No. 1 filed with the Commission on May 10,1996 for the year ended December 31, 1995.

(b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended on March 30, 1996, as amended on Form 10-Q/A, Amendment No. 1 filed with the Commission on May 22, 1996.

(c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1995.

(d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on September 18, 1987.

Item 4.  Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the shares of Common Stock offered hereby will be passed upon for the Registrant by Dinsmore & Shohl, Cincinnati, Ohio. John E. McDowell, a partner of Dinsmore & Shohl, is a director of the Registrant. As of December 31, 1995, partners of Dinsmore & Shohl and attorneys employed thereby, together with their immediate families beneficially owned approximately 105,906 shares of the Registrant's Common Stock.

Item 6. Indemnification of Directors and Officers.

The Registrant's Code of Regulations provides that the Registrant shall indemnify each director and each officer of the Registrant, and each person employed by the Registrant who serves at the written request of the Chairman of the Board of the Registrant as a director, trustee, or officer of another corporation, partnership, joint venture, trust, or other enterprise, to the full extent permitted by Ohio law. The Code of Regulations also provides that the Registrant may indemnify assistant officers, employees and others by action of the Board of Directors to the extent permitted by Ohio law.

In general, under Section 1701.13(E) of the Ohio Revised Code, an Ohio corporation is permitted to indemnify its present or former officers, directors, employees and agents against liabilities and expenses incurred by such persons in their capacities as such so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, provided that in an action by or in the name of the corporation, if the person seeking indemnification was adjudged to be liable for negligence, no indemnification is permitted unless the court in which the action was brought specifically determines that such person is fairly and reasonably entitled to indemnification in view of all the circumstances of the case. The statute also provides that an Ohio corporation shall advance attorney's fees incurred by directors, and may advance such fees incurred by executive officers, employees, agents and others prior to the final outcome of a matter provided the person seeking such advances undertakes to repay them if it is ultimately determined that such person is not entitled to indemnification (except in the case of directors who must undertake to repay such advances only if it is proved by clear and convincing evidence in a court of competent jurisdiction that the act or failure to act in question was undertaken with deliberate intent to cause injury to the corporation or was undertaken with reckless regard for the best interests of the corporation).

In addition, the Registrant has purchased insurance policies which provide coverage for the acts and omissions of the Registrant's directors and officers in certain situations.

Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit No.                          Description

4.1            SDRC/CAMAX Systems, Inc. 1985 Incentive Stock Option
              Plan

4.2           SDRC/CAMAX Systems, Inc. 1987 Non-Qualified Stock
              Option Plan

4.3           SDRC/Point Control Co. 1987 Incentive Stock Option
              Plan

4.4           SDRC/CAMAX Manufacturing Technologies, Inc. 1995
              Long-Term Incentive and Stock Option Plan

4.5           SDRC/CAMAX Manufacturing Technologies, Inc. 1995
              Directors' Stock Option Plan

4.6           Structural Dynamics Research Corporation 1996
              Directors' Nondiscretionary Stock Plan

5, 23.1 Opinion of Dinsmore & Shohl, counsel, as to the legality of the securities being registered

23.2          Consent of Price Waterhouse L.L.P.

24*           Power of Attorney
___________________________________

*  Included in signature page.

Item 9.  Undertakings.

A.  The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



Registration Statement on
Form S-8

                       SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Milford, State of Ohio, on July 1, 1996.

                                      STRUCTURAL DYNAMICS
                                      RESEARCH CORPORATION


                                      By:/s/ Albert F. Peter
                                         Albert F. Peter
                                         President and
                                         Chief Executive Officer


                      POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John A. Mongelluzzo, Vice President, Secretary and General Counsel, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and execute on behalf of the undersigned any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any such amendments, as fully to all intents and purposes as he might or could do in person and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:               Date:


/s/ Albert F. Peter   President and      July 1, 1996
Albert F. Peter       Chief Executive
                      Officer

Principal Financial and Accounting Officer:


/s/ Jeffrey J. Vorholt Vice President,   July 1, 1996
Jeffrey J. Vorholt     Chief Financial
                       Officer, and
                       Treasurer


Directors of the Company:                            Date:


/s/ William P. Conlin                            July 1, 1996
William P. Conlin


/s/ Albert F. Peter                              July 1, 1996
Albert F. Peter


/s/ John E. McDowell                             July 1, 1996
John E. McDowell


/s/ Gilbert R. Whitaker, Jr.                     July 1, 1996
Gilbert R. Whitaker, Jr.


/s/ Bannus B. Hudson                             July 1, 1996
Bannus B. Hudson


/s/ James W. Nethercott                          June 20, 1996
James W. Nethercott


/s/ Arthur B. Sims                               July 1, 1996
Arthur B. Sims








                           INDEX TO EXHIBITS


Exhibit No.                          Description

4.1            SDRC/CAMAX Systems, Inc. 1985 Incentive Stock Option
              Plan

4.2           SDRC/CAMAX Systems, Inc. 1987 Non-Qualified Stock
              Option Plan

4.3           SDRC/Point Control Co. 1987 Incentive Stock Option
              Plan

4.4           SDRC/CAMAX Manufacturing Technologies, Inc. 1995
              Long-Term Incentive and Stock Option Plan

4.5           SDRC/CAMAX Manufacturing Technologies, Inc. 1995
              Directors' Stock Option Plan

4.6           Structural Dynamics Research Corporation 1996
              Directors' Nondiscretionary Stock Plan

5, 23.1 Opinion of Dinsmore & Shohl, counsel, as to the legality of the securities being registered

23.2          Consent of Price Waterhouse, L.L.P.

24*           Power of Attorney
___________________________________

*  Included in signature page.